Exhibit 10.3

EXTENSION AGREEMENT AND SECOND AMENDMENT TO CREDIT AGREEMENT

This EXTENSION AGREEMENT AND SECOND AMENDMENT TO CREDIT AGREEMENT (this “Extension Agreement and Amendment”) is entered into effective as of September 26, 2012 (the “Effective Date”), among ENBRIDGE ENERGY PARTNERS, L.P., a Delaware limited partnership, as borrower (the “Borrower”), the Lenders named on the signature pages hereto, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the Lenders, and the Administrative Agent are parties to that certain Credit Agreement dated as of September 26, 2011 (as amended by that certain First Amendment to Credit Agreement, effective as of September 30, 2011, the “Credit Agreement”).

WHEREAS, the Borrower has requested that the Scheduled Maturity Date be extended from September 26, 2016 to September 26, 2017 pursuant to Section 2.14 of the Credit Agreement (the “Extension”).

WHEREAS, the Borrower has also requested that the definition of Applicable Rate be amended as set forth in Section 3 below.

WHEREAS, subject to the terms and conditions set forth herein, the undersigned Lenders are willing to agree to the Extension and to amend the Credit Agreement as set forth in Section 3 below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Unless otherwise defined in this Extension Agreement and Amendment, terms used in this Extension Agreement and Amendment which are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement. The interpretive provisions set forth in Section 1.02 of the Credit Agreement shall apply to this Extension Agreement and Amendment.

SECTION 2. Extension of Scheduled Maturity Date.

(a) Consent; Extension Effective Date. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, (i) each Lender party hereto consents to the Extension, and (ii) the Extension Effective Date with respect to the Extension is September 26, 2012.

(b) Extension of Notice Requirement. The parties hereto agree that the 15 day notice requirement set forth in Section 2.14(a) of the Credit Agreement is hereby waived and shall not be applicable to the Extension.

(c) Certificate Requirement. The parties hereto agree that the certification by the Borrower required by Section 2.14(b) of the Credit Agreement is hereby satisfied by the Borrower’s execution and delivery of this Extension Agreement and Amendment.

SECTION 3. Amendment to the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, the definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement (Definitions) is hereby amended by replacing the table set forth therein with the following table:

Applicable Rate
Pricing Level	Debt Ratings S&P/Moody’s	Facility Fee Rate	Applicable Rate for Eurodollar Loans and Applicable Rate for Letters of Credit	Applicable Rate for Base Rate Loans
1	A-/A3 or higher	.100%	0.900%	0.000%
2	BBB+/Baa1	.150%	1.100%	0.250%
3	BBB/Baa2	.200%	1.175%	0.375%
4	BBB-/Baa3	.250%	1.250%	0.500%
5	BB+/Ba1 or lower or unrated	.300%	1.450%	0.750%

SECTION 4. Conditions to Effectiveness. This Extension Agreement and Amendment shall be effective as of the Effective Date, provided that the Administrative Agent shall have received (a) counterparts of this Extension Agreement and Amendment executed by the Borrower and each Lender (which may be by telecopy or other electronic transmission); and (b) the fees agreed to be paid by the Borrower to the Lenders pursuant to the letter addressed to the Administrative Agent executed by the Borrower dated August 27, 2012 requesting the extension of the Lender’s commitments and the amendment set forth in Section 3 above.

SECTION 5. Representations and Warranties. As a material inducement to the Administrative Agent and the Lenders to execute and deliver this Extension Agreement and Amendment, the Borrower represents and warrants to the Lenders that as of the Effective Date, both immediately before and after giving effect to this Extension Agreement and Amendment, that:

(a) This Extension Agreement and Amendment has been duly authorized, executed, and delivered by the Borrower and the Credit Agreement as amended hereby constitutes its legal, valid, and binding obligations enforceable against it in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting creditors’ rights generally and to general principles of equity).

(b) The representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects on and as of the Effective Date, after giving effect to this Extension Agreement and Amendment, except to the extent such representations and warranties relate solely to an earlier date, in which case, they shall be true and correct as of such date.

(c) As of the date hereof, at the time of and immediately after giving effect to this Extension Agreement and Amendment, no Default or Event of Default has occurred and is continuing.

(d) The resolutions attached as Annex C to that certain Corporate Secretary’s Certificated dated September 26, 2011 delivered by Enbridge Energy Management, L.L.C. in connection with the closing of the Credit Agreement authorize the extension of the term of the Credit Agreement and such resolutions have not been amended, modified, revoked or rescinded and remain in full force and effect.

(e) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is required to be obtained or made by the Borrower by any material statutory law or regulation applicable to it as a condition to the execution, delivery or performance by, or enforcement against, the Borrower of this Extension Agreement and Amendment or the extension of the Scheduled Maturity Date provided for herein. The execution, delivery, and performance by the Borrower of this Extension Agreement and Amendment has been duly authorized by all necessary corporate or other organizational action, and does not and will not (i) violate the terms of any of the Borrower’s Organization Documents, (ii) result in any breach of, constitute a default under, or require pursuant to the express provisions thereof, the creation of any consensual Lien on the properties of the Borrower under, any Contractual Obligation to which the Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which the Borrower or its property is subject, or (iii) violate any Law, in each case with respect to the preceding clauses (i) through (iii), which would reasonably be expected to have a Material Adverse Effect.

SECTION 6. Effect. This Extension Agreement and Amendment (a) except as expressly provided herein, shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement or of any of the instruments or agreements referred to therein and (b) shall not prejudice any right or rights which the Administrative Agent or the Lenders may now have under or in connection with the Credit Agreement, as amended by this Extension Agreement and Amendment. Except as otherwise expressly provided by this Extension Agreement and Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Extension Agreement and Amendment and such Credit Agreement shall be read and construed as one instrument. From and after the Effective Date, each reference in the Credit Agreement, including the schedules and exhibits thereto and the other documents delivered in connection therewith, to the “Credit Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.

SECTION 7. Miscellaneous. This Extension Agreement and Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of New York and applicable federal law. The captions in this Extension Agreement and Amendment are for convenience of reference only and shall not define or limit the provisions hereof. This Extension Agreement and Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Extension Agreement and Amendment, it shall not be necessary to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Extension Agreement and Amendment by facsimile or in electronic form shall be effective as the delivery of a manually executed counterpart. This Extension Agreement and Amendment shall be a “Loan Document” as defined in the Credit Agreement.

SECTION 8. Entire Agreement. THE CREDIT AGREEMENT (AS AMENDED BY THIS EXTENSION AGREEMENT AND AMENDMENT) AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have caused this Extension Agreement and Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the date and year first above written.

ENBRIDGE ENERGY PARTNERS, L.P., a Delaware limited partnership, as Borrower

By:	ENBRIDGE ENERGY MANAGEMENT,
L.L.C., as delegate of Enbridge Energy Company, Inc., its General Partner

	By:	/S/ MARK A. MAKI
Name: Mark A. Maki
Title: President

BANK OF AMERICA, N.A., as Administrative Agent

By:	/S/ DEWAYNE ROSSE
Name:	DeWayne Rosse
Title:	Agency Management Officer

BANK OF AMERICA, N.A., as a Lender, a L/C Issuer and Swing Line Lender

By:	/S/ JAMES K.G. CAMPBELL
Name:	James K.G. Campbell
Title:	Director

ROYAL BANK OF CANADA, as a Lender and as an L/C Issuer

By:	/S/ LILLIAN D’ALEO
Name:	Lillian D’Aleo
Title:	Authorized Signatory

EXPORT DEVELOPMENT CANADA, as a Lender

By:	/S/ ANNE-MARIE GAGNON
Name:	Anne-Marie Gagnon
Title:	Asset Manager

By:	/S/ TALAL M. KAIROUZ
Name:	Talal M. Kairouz
Title:	Senior Asset Manager

UBS AG, STAMFORD BRANCH, as a Lender

By:	/S/ IRJA R. OTSA
Name:	Irja R. Otsa
Title:	Associate Director

By:	/S/ DAVID URBAN
Name:	David Urban
Title:	Associate Director

WELLS FARGO BANK, N.A., as a Lender and as an L/C Issuer

By:	/S/ COURTNEY KUBESCH
Name:	Courtney Kubesch
Title:	Vice President

THE ROYAL BANK OF SCOTLAND N.V., (CANADA) BRANCH, as a Lender

By:	/S/ SHEHAN J. DE SILVA
Name:	Shehan J. De Silva
Title:	Vice President

By:	/S/ DAVID WRIGHT
Name:	David Wright
Title:	Director
Head of Client Management Canada

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/S/ SHUJI YABE
Name:	Shuji Yabe
Title:	Managing Director

MORGAN STANLEY BANK, N.A., as a Lender

By:	/S/ KELLY CHIN
Name:	Kelly Chin
Title:	Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By:	/S/ MARIA FERRADAS
Name:	Maria Ferradas
Title:	Vice President

BNP PARIBAS, as a Lender

By:	/S/ CLAUDIA ZARATE
Name:	Claudia Zarate
Title:	Director

By:	/S/ MELISSA BALLEY
Name:	Melissa Balley
Title:	Vice President

CITIBANK, N.A., as a Lender

By:	/S/ P. R. BALLARD
Name:	P. R. Ballard
Title:	Vice President

DNB NOR BANK ASA, as a Lender

By:	/S/ COLLEEN DURKIN
Name:	Colleen Durkin
Title:	Senior Vice President
Shipping, Offshore & Logistics

By:	/S/ SANJIV NAYAR
Name:	Sanjiv Nayar
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/S/ PETER CHRISTENSEN
Name:	Peter Christensen
Title:	Vice President

MIZUHO CORPORATE BANK, LTD., as a Lender

By:	/S/ ROBERT MACKINNON
Name:	Rob MacKinnon
Title:	Senior Vice President
Canada Branch

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/S/ MING K CHU
Name:	Ming K Chu
Title:	Vice President

By:	/S/ VIRGINIA COSENZA
Name:	Virginia Cosenza
Title:	Vice President